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                                                                    EXHIBIT 99.2

                       CERTIFICATE PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


Herbert M. Mueller, the Chief Financial Officer of Delta Apparel, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

         1. The Annual Report on Form 10-K for the fiscal year ended June 29, 2002 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certifications except as required by law.


Date:  August 29, 2002.

                                       /s/ Herbert M. Mueller
                                       ----------------------------------------
                                       Herbert M. Mueller
                                       Vice President & Chief Financial Officer